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                                  EXHIBIT 23




                        COBITZ, VANDENBERG & FENNESSY
                         CERTIFIED PUBLIC ACCOUNTANTS
                      7800 WEST 95TH STREET - SUITE 301
                        HICKORY HILLS, ILLINOIS 60457


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                                (708) 430-4106



                        INDEPENDENT AUDITOR'S CONSENT



        We consent to the incorporation by reference in Registration Statement Nos. 33-58256 and 33-68538 of SuburbFed Financial Corp. on the respective Form S-8's of our report dated February 7, 1997 appearing in this Annual Report on Form 10-KSB of SuburbFed Financial Corp. for the year ended December 31, 1996.



                                  /s/ Cobitz, VandenBerg & Fennessy
                                     ------------------------------
                                      Cobitz, VandenBerg & Fennessy


February 21, 1997
Hickory Hills, Illinois